UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2014

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.
Item 8.01  Other Events.

On February 26, 2014, BBCN Bancorp, Inc. (“BBCN” or the “Company”) presented at the Keefe, Bruyette & Woods Boston Bank Conference.  As part of the Company’s presentation, which presentation was previously announced by a Company press release and made available to all interested parties via a simultaneous webcast, management stated that the Company was adjusting downward its preliminary fourth quarter and full year 2013 financial results, from those initially reported on January 27, 2014, as a result of an additional specific reserve established on a commercial credit subsequent to the fourth quarter earnings announcement.  The financial impact of establishing such reserve is expected to lower BBCN’s 2013 net income from $83.5 million, or $1.05 per diluted common share, to $81.8 million, or $1.03 per diluted common share.  BBCN’s 2013 Annual Report on Form 10-K, expected to be filed with the U.S. Securities and Exchange Commission on March 3, 2014, will reflect the final adjustments.  A copy of the February 26, 2014 presentation is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Company presentation at the Keefe, Bruyette & Woods Boston Bank Conference on February 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: March 3, 2014	/s/ Kevin S. Kim
Kevin S. Kim
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Company presentation at the Keefe, Bruyette & Woods Boston Bank Conference on February 26, 2014.